EXHIBIT 5.1

ONE SHELL PLAZA 910 LOUISIANA HOUSTON, TEXAS 77002-4995 TEL +1 713.229.1234 FAX +1 713.229.1522 www.bakerbotts. com	AUSTIN DALLAS DUBAI HONG KONG HOUSTON LONDON MOSCOW NEW YORK RIYADH WASHINGTON
November 18, 2005
Encore Acquisition Company
777 Main Street, Suite 1400
Fort Worth, Texas 76102
Gentlemen:
          Encore Acquisition Company, a Delaware corporation (the “Company”), has engaged us to render the opinions we express below in connection with its proposed offering of $150,000,000 aggregate principal amount of 7.25% Senior Subordinated Notes Due 2017 (the Notes”) and related subsidiary guarantees (the “Subsidiary Guarantees”) pursuant to the registration statement on Form S-3 (Reg. No. 333-117063) filed by the Company and its subsidiaries (the “Subsidiary Guarantors”) with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “1933 Act”), which relates to the offering and sale of various securities from time to time pursuant to Rule 415 under the 1933 Act. In this letter, “Registration Statement” means that registration statement when it became effective under the 1933 Act.
          For purposes of the opinions we express below, we have examined, among other agreements, instruments and documents, the following:
 (a) the Company’s Second Amended and Restated Certificate of Incorporation and Second Amended and Restated Bylaws, each as in effect on the date of this letter;
 (b) the certificates of incorporation, certificates of limited partnership, certificates of formation and the bylaws, agreements of limited partnership and limited liability company agreements, as the case may be, of each of the Subsidiary Guarantors, each as in effect on the date of this letter;
 (c) the Registration Statement and the prospectuses included in the Registration Statement;
 (d) the form of Subordinated Indenture filed as an exhibit to the Registration Statement (including any supplemental indenture relating to the Notes and the Subsidiary Guarantees, the “Indenture”);
 (e) the prospectus supplement dated November 16, 2005 that the Company prepared and filed with the SEC on November 18, 2005 pursuant to Rule 424(b)(5) under the 1933 Act (the “Prospectus Supplement”);

 (f) the underwriting agreement dated November 16, 2005 (the “Underwriting Agreement”) among the Company, the Subsidiary Guarantors and Citigroup Global Markets Inc. (the “Underwriter”), relating to the offering and sale of the Notes and the Subsidiary Guarantees;
 (g) the resolutions of the Board of Directors of the Company and its Pricing Committee authorizing the issuance of the Notes and approving the terms of the offering and sale of the Notes;
 (h) the resolutions of the Boards of Directors of each of the Subsidiary Guarantors authorizing the issuance and sale of the Subsidiary Guarantees;
 (i) other corporate, partnership and limited liability company records of the Company and the Subsidiary Guarantors;
 (j) certificates of public officials and of representatives of the Company and the Subsidiary Guarantors; and
 (k) statutes and other instruments and documents.
          In making our examination, we have assumed that all signatures on documents examined by us are genuine, all documents submitted to us as originals are authentic and complete and all documents submitted to us as certified or photostatic copies are true and correct copies of such documents.
          On the basis of the foregoing and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that the Notes and the Subsidiary Guarantees will, when issued and authenticated by the trustee in accordance with the terms of the Indenture and duly purchased and paid for by the Underwriter in accordance with the terms of the Underwriting Agreement, be legal, valid and binding obligations of the Company and the Subsidiary Guarantors, respectively, enforceable against the Company and the Subsidiary Guarantors, respectively, in accordance with their respective terms, except as that enforcement is subject to (a) any applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or other laws relating to or affecting creditors’ rights generally, (b) general principles of equity (regardless of whether that enforceability is considered in a proceeding in equity or at law) and (c) any implied covenants of good faith and fair dealing.
          The opinions set forth above are limited in all respects to matters of the contract law of the State of New York, the laws of the State of Texas, the General Corporation Law of the State of Delaware and applicable federal securities laws of the United States of America, each as in effect on the date hereof.
          We hereby consent to the filing of this opinion of counsel with the SEC as Exhibit 5.1 to the Company’s Current Report on Form 8-K reporting the offering of the Notes. We also consent to the references to our Firm under the heading “Legal Matters” in the Prospectus

Supplement and under the heading “Legal Opinions” in the prospectuses forming a part of the Registration Statement. In giving this consent, we do not hereby admit we are in the category of persons whose written consent Section 7 of the 1933 Act requires to be filed in connection with the Registration Statement.

Very truly yours,
/s/ Baker Botts L.L.P.